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                                                                   EXHIBIT 10.51

                               COMMERCIAL SUBLEASE

1. PARTIES: PSC Management Limited Partnership ("SUBLESSOR") agrees to lease to Perot Services Company, LLC ("SUBLESSEE") the property described in
     Section 2 below.

2. PROPERTY: A portion of the property described as Lot 1 Block A, Atlantic Richfield Subdivision and located at 2300 West Plano Parkway, City of Plano, in Collin County, Texas (the "PROJECT"), such portion being more particularly described on the attached EXHIBIT A, together with any improvements, furniture, fixtures, telephone equipment and any other property located thereon. Sublessee may expand the property subleased hereby to include the portion of the Project more particularly described on the attached EXHIBIT B, together with any improvements, furniture, fixtures, telephone equipment and any other property located thereon, at the same rental rate per rentable square foot, by giving Sublessor at least 90 days prior written notice of such expansion. All property subleased by this Sublease is hereinafter referred to as the "PROPERTY".

3. AMENITIES: Sublessee shall be entitled to (i) the use of one reserved, secured parking space and 50 reserved, covered parking spaces located at the Project at locations identified on the attached EXHIBIT C; (ii) secured filing and storage space for employees of Sublessee at a location at the Project mutually satisfactory to Sublessor and Sublessee; (iii) use of all facilities at the Project (including without limitation, lobbies, pedestrian ways, public corridors, the cafeteria, fitness center, jogging track and other common areas) on the same basis as employees of Perot Systems Corporation ("PSC"); and (iv) use of the board room and theater at the Project, subject to coordinating scheduling with PSC (it being agreed that PSC shall have first rights with respect to the board room and theater).

4. TERM: This Sublease is effective on the date hereof. However, the term of Sublessee's occupancy begins on SEPTEMBER 15, 2002 (or such earlier date as Sublessee shall occupy the Property) and ends on APRIL 30, 2005 (subject to earlier termination as hereinafter provided). Sublessee shall use the Property only for general office purposes. So long as Sublessee is not then in default hereunder, and provided that Sublessor has either purchased the Property or the Overlease (hereinafter defined) is renewed for a period at least equal to the period of such renewal term, Sublessee may extend the term of this Sublease for an additional TWO years at the same rental rate per rentable square foot by giving written notice of such extension to Sublessor at least 120 days prior to the expiration of the primary term. In addition, Sublessee may terminate this Sublease for any reason upon 120 days prior written notice from Sublessee to Sublessor and payment to Sublessor of the unamortized portion of the Allowance (hereinafter defined), calculated on a straight-line basis over the initial term of this Sublease.

5. RENTAL: During the term of this Sublease, Sublessee agrees to pay Sublessor, without offset or demand, at such place as Sublessor shall designate, a monthly amount equal to one-twelfth of $15.50 per rentable square foot of the Property, prorated for the first month of the term of this Sublease. Rent shall be due and payable on SEPTEMBER 15, 2002 and thereafter on the first day of each month during the term of this Sublease. The rentable square footage of the Project is deemed to be 729,107 square feet. The rentable square footage of the property described in EXHIBIT A is deemed to be 23,424 square feet and the rentable square footage of the property described in EXHIBIT B is deemed to be 1,546 square feet. Sublessee shall pay to Sublessor, as additional rent, the cost of electricity used at the Property. Such calculation shall be determined by allocating to the Sublessee its Proportionate Share (hereinafter defined) of the electrical costs attributable to the Project. Such payment shall be due thirty days after written invoice. Such Proportionate Share shall be a fraction, the numerator of which is the gross square footage of the Property and the denominator of which is 729,107. Notwithstanding the foregoing, so long as H. Ross Perot, Sr. ("HRP"), is chairman of the



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     board of directors of PSC, no rent or electricity costs shall be payable by
     Sublessee with respect to the 2,784 rentable square feet of the Property used as the chairman's office.

6. BROKERS COMMISSION: Sublessor shall pay $10,000 to Capstar Commercial Real Estate Services, Inc. for consulting services relating to this Commercial Sublease.

7.   SECURITY DEPOSIT:  None.

8. ALTERATIONS/REPAIRS: Sublessor shall remodel the Property in accordance with plans and specifications and using a contractor approved by Sublessee and Sublessor. Sublessor shall pay an amount equal to $4.00 per rentable square foot of the original Property (the "ALLOWANCE") as an allowance toward remodeling costs of the Property. Sublessee will promptly pay the costs of remodeling in excess of the Allowance. Sublessee shall be responsible, at its own expense, for installation, operation and maintenance of all servers and LANS related directly to Sublessee's tenancy and will coordinate with Sublessor regarding all servers, LANS and other communications and data installations. Subject to SECTION 13 below, Sublessor agrees to promptly repair at its expense the roof, foundation, HVAC, life safety, sprinkler, elevators, electrical, gas, plumbing and other mechanical systems of the building and exterior walls only, excluding all windows and doors, upon the receipt of written notice from Sublessee requesting repairs. Sublessee shall take good care and maintain at its expense the remainder of Property, and upon the termination of this Sublease deliver the Property in good repair and condition, reasonable wear and tear and damage by fire only excepted. Sublessee shall not make any material alterations, additions or improvements to the Property without the written permission of Sublessor. All such additions and fixtures (except trade fixtures) shall remain and become the property of Sublessor, unless Sublessor requests their removal, in which event Sublessee shall remove same and restore the Property to its original condition at Sublessee's expense. Sublessee shall keep the Property in a neat and clean condition.

9. FIRE: In the event the Property, or a portion thereof, shall be damaged by fire, or other casualty insurable under standard fire and extended coverage insurance, and neither Sublessor nor Sublessee elects to terminate this Sublease as provided below, Sublessor shall proceed to rebuild and repair at its expense. If the Property shall (a) be substantially damaged by a casualty not covered by Sublessor's insurance, (b) be rendered untenantable in excess of five percent of the floor area by a casualty covered by Sublessor's insurance or (c) suffer damage to the extent that the remaining term of this Sublease is not sufficient to amortize the cost of reconstruction, then Sublessor or Sublessee may elect to terminate this Sublease by giving written notice to the other within 15 days of the date of such casualty. Sublessee shall not permit the Property to be occupied for any purpose deemed illegal, disreputable or extra hazardous on account of fire, nor permit any actions that will increase the fire insurance rate on the Property. Sublessee shall not bring or store hazardous substances on the Property.

10. EMINENT DOMAIN: If any of the parking spaces subleased hereby or more than one percent of the floor area of the Property, or such portion thereof as will make any portion of the Property unusable for the purposes herein leased, shall be taken by law, ordinance or regulation for public use, this Sublease, at the option of either Sublessor or Sublessee, shall terminate effective the date possession is taken by the condemning authority, and rental prorated. All compensation awarded for taking of the Property shall belong to Sublessor. Any award to Sublessee for loss of business or personal property shall belong to Sublessee. Neither party shall have any right to any award to the other by any condemning authority.

11. ASSIGNMENT: Sublessee shall not assign, sublet, mortgage or pledge this Sublease, nor permit the whole or any part of the Property to be occupied by others without the written consent of Sublessor;



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     provided, however, Sublessee, without Sublessor's consent, may sublet all or part of the Property to entities directly or indirectly controlled by HRP or members of his family, subject to the terms and conditions of this Sublease.

12. LAWS/USE: Sublessee agrees, at Sublessee's expense, to comply with all governmental laws, rules and orders relating to Sublessee's use and occupancy of the Property. In no event shall Sublessee allow operations at the Property to constitute a nuisance to the other tenants of the Project.

13. INDEMNITY: Sublessee agrees to keep the Property covered with liability insurance in amounts, from underwriters and in a form reasonably acceptable to Sublessor at the cost of Sublessee and to indemnify Sublessor and hold it harmless from any loss, expenses or claims arising out of the use of the Property by Sublessee, its employees, invitees, agents or visitors or any other person whatsoever. Sublessor shall not be liable for any injury or loss on or about the Property to Sublessee, its agents, invitees, subtenants, licensees or concessionaires or any other person entering the Property. Sublessor shall not be liable to Sublessee for any injury to person or damage to property caused by defect or failure of equipment, pipes, wiring, broken glass, backing up of drains or by water, gas, electricity or oil leaking or by any portion of the Property becoming out of repair. Sublessee shall keep all of its merchandise, fixtures, equipment, leasehold improvements and other personal property insured by fire and all risk replacement cost insurance. Sublessee's insurance shall be primary.

14. ENTRY: Sublessor or its representatives shall have the right to enter the Property during normal business hours upon 24 hour written notice to inspect, make repairs or alterations to adjacent property or show the Property to prospective purchasers, lessees or lenders. Sublessor shall have the right to enter the Property at any time without notice if necessary to protect persons or property from immediate threat of injury or damage. Sublessee shall not be entitled to abatement of the rent by reason thereof.

15. SIGNS: Except with the Sublessor's prior written permission, Sublessee shall not place any signs or objects on the roof or any portion of the exterior of the Property; make any changes to or paint the exterior; install any exterior lighting, paintings, signs or displays; or place any sign or display on fences, sidewalks, parking lots or driveways of any type that may be viewed from the exterior of the Property. Use of the roof above the Property is reserved to Sublessor.

16.  DEFAULT: The following events shall be deemed to be a default by Sublessee:
     1) failure to pay any installment of rent and the continuation of such failure for at least ten days after written notice to Sublessee or 2) failure to comply with any provision of this Sublease, other than the payment of rent and the continuation of such failure for at least 15 days after written notice is sent to Sublessee. Upon the occurrence of either of the above, Sublessor may pursue any remedy available at law or in equity.

17. LIENS: Sublessor waives its statutory landlord's lien on the personal property of Sublessee.

18. TAXES: Sublessor is responsible for rendering and paying real estate taxes on the Property. Sublessee is responsible for rendering and paying all personal property taxes on Sublessee's personal property, trade fixtures and inventory placed on the Property.

19. UTILITIES/TELECOMMUNICATIONS/JANITORIAL SERVICES: Except as provided herein, Sublessor agrees to provide without additional charge all utilities used on the Property (including light bulb replacement) and to provide janitorial services considered standard by Sublessor. Sublessee shall have the right to interview and approve personnel used by Sublessor for janitorial services, such approval not to be unreasonably withheld. Sublessor shall bill Sublessee certain telecommunications costs (including without limitation, the cost of certain multi-line handsets,



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     specific use circuits, long distance fees and maintenance) pursuant to a separate agreement. Internet connections will be provided pursuant to a separate agreement. Sublessee shall pay for its cost of telephone and security service.

20. SEVERABILITY/SUBLEASE: In the event a court declares any part of this Sublease invalid, the remaining portion shall remain in full force and effect. Sublessee hereunder agrees that this Sublease is subject and subordinate to the lease under which the Sublessor hereunder occupies the Property (the "OVERLEASE," and the lessor and its successors in interest thereunder being herein called the "OVERLANDLORD") and that Sublessee hereunder will, upon the request of the Overlandlord (or its Lender), attorn to the Overlandlord (or its Lender) and pay the Overlandlord (or its Lender) all of the rents and other monies required to be paid by the Sublessee under this Sublease, and perform all of the terms, covenants, conditions and obligations contained in this Sublease; provided that, as a condition to and if Overlandlord (or its Lender) requests such attornment by Sublessee, the Overlandlord (and if its Lender requires such attornment, then also such Lender) shall agree to recognize Sublessee hereunder, and this Sublease shall continue as a direct lease between Sublessee and Overlandlord (or such Lender, its successors or assigns, if it or such successor or assign becomes the owner of the Property) upon all of the terms and conditions hereof; and provided, further that in no event shall Overlandlord (or any successor owner of the Property) have any obligation to perform any obligation of the Sublessor hereunder with respect to obligations of the Sublessor accruing prior to the date that Overlandlord (or such successor owner of the Property) becomes the Sublessor hereunder, and that any obligations of Overlandlord (or such successor owner of the Property) hereunder arising after such date shall be without recourse to Overlandlord (or such successor owner of the Property), other than the interest of Overlandlord (or such successor owner of the Property) in the property demised by this Sublease. The term "LENDER" shall initially mean the holder of any mortgage or deed of trust or similar lien against the Property from Overlandlord or its predecessor in interest, but upon any judicial or non-judicial foreclosure sale or deed in lieu thereof, "LENDER" shall mean the purchaser at such sale or transferee by deed in lieu thereof. A termination of the Overlease shall cause a termination of this Commercial Sublease.

21. RISK OF LOSS: Sublessee assumes all risk of loss to items that it places on the Property. Sublessor bears no risk of loss for Sublessee's property.

22. NOTICES: All notices required or permitted herein must be in writing and may be delivered in person, or by mailing to the addresses shown herein, or to the address of the Property for Sublessee, by certified mail, return receipt requested. Such notices shall be deemed to be delivered as of the date of posting, whether actually received or not. This Sublease contains the entire agreement between the parties hereto, and no agreements, inducements or promises, oral or otherwise, not a part of this agreement, shall be binding on the parties hereto.

23. WAIVER OF SUBROGATION: Anything in this Sublease to the contrary notwithstanding, Sublessor and Sublessee hereby waive and release each other of and from any and all rights of recovery, claim, action or cause of action, against each other, their agents, officers and employees, for any loss or damage that may occur to the Property, or merchandise, fixtures, equipment, leasehold improvements and other personal property within the Property (or within any storage areas), by reason of casualty loss, fire or the elements regardless of cause of origin, INCLUDING NEGLIGENCE OF SUBLESSOR OR SUBLESSEE AND THEIR AGENTS, OFFICERS AND EMPLOYEES, but only to the extent that such claims are covered by insurance or, by the terms of this Sublease, are required to be insured. Because this section will preclude the assignment of any claim mentioned in it by way of subrogation or otherwise, each party agrees immediately to give to each insurance company which has issued to it policies of insurance coverage relating to the Property, written notice of the terms of the mutual waivers contained in this section, and to have the insurance



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     policies properly endorsed, if necessary, to prevent the invalidation of the insurance coverages by reason of the mutual waivers contained in this section. THIS SECTION RELEASES A PARTY FOR ITS OWN NEGLIGENCE.

     EXECUTED in multiple originals this the _________ day of __________________, 2002.

     SUBLESSOR:                                               SUBLESSEE:
     ---------                                                ---------
     PSC Management Limited Partnership,                      Perot Services Company, LLC,
     a Texas limited partnership                              a Texas limited liability company

     By: PSC GP Corporation, a Delaware                       By:
         corporation, its general partner                         ------------------------------
                                                              Its:
         By:                                                       -----------------------------
             ------------------------------------
         Its:
              -----------------------------------

     Address:     2300 West Plano Parkway                     Address: 12377 Merit Drive, #1700
     -------      Plano, Texas 75075                          -------  Dallas, Texas 75251


Exhibit A: - Leased Premises
Exhibit B: - Expansion Premises
Exhibit C: - Parking Location



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